EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (File No. 333-228319) and Form S-8 (File Nos. 333-221566 and 333-224942) of our report dated March 7, 2019 relating to the consolidated financial statements of Acer Therapeutics Inc., appearing in the Annual Report on Form 10-K of Acer Therapeutics Inc. for the year ended December 31, 2018.

We also consent to the references to us under the heading “Experts” in such Registration Statements.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

March 7, 2019